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                                                                     EXHIBIT 8.1


                        [KING & SPALDING LLP LETTERHEAD]

                               November 23, 2005


Gray Television, Inc.                               Bull Run Corporation
4370 Peachtree Road, N.E.                           4370 Peachtree Road, N.E.
Atlanta, Georgia 30319                              Atlanta, Georgia 30319

Triple Crown Media, Inc.
546 East Main Street
Lexington, Kentucky 40508

Ladies and Gentlemen:

     We have acted as special tax counsel to Gray Television, Inc., a Georgia corporation ("GRAY"), in connection with (i) the proposed transfer of Gray's Newspaper Publishing and Graylink Wireless Businesses to Triple Crown Media, Inc., a Delaware corporation ("TCM") (the "SEPARATION"), (ii) the proposed pro rata distribution by Gray of all of the common stock of TCM to the holders of Gray common stock and Gray Class A common stock (the "DISTRIBUTION"), (iii) the proposed merger of Bull Run Corporation, a Georgia corporation ("BULL RUN"), with and into BR Acquisition Corp. ("MERGER SUB"), a Georgia corporation and a wholly owned subsidiary of TCM, immediately after the Distribution (the "MERGER"), and (iv) the preparation and filing of the Registration Statement on Form S-4, as amended (the "REGISTRATION STATEMENT"), which includes the proxy statement of Bull Run relating to the Merger, the prospectus of TCM for the issuance of shares of TCM common stock, and the information statement of Gray relating to the Separation and the Distribution. (collectively, the "PROXY STATEMENT / PROSPECTUS / INFORMATION STATEMENT"). The Separation and the Distribution will occur pursuant to the Separation and Distribution Agreement, dated August 2, 2005, by and between Gray and TCM (the "SEPARATION AND DISTRIBUTION AGREEMENT"), and the Merger will occur pursuant to the Agreement and Plan of Merger, dated August 2, 2005, by and between TCM, Merger Sub, and Bull Run (the "MERGER AGREEMENT"). This opinion letter is being rendered at Gray's request pursuant to Section 3.3(g) of the Separation Agreement and relates to the qualification of the Separation and Distribution as a divisive reorganization described in Sections 368(a)(1)(D) and 355 of the Internal Revenue Code of 1986, as amended (the "CODE").

     Capitalized terms used in this opinion letter and not otherwise defined herein shall have the meanings ascribed to them in the Separation and Distribution Agreement.

     In rendering the opinion expressed herein, we have examined and relied upon such documents as we have deemed necessary or appropriate, including without limitation the Registration Statement and the reports incorporated by reference therein, the Separation and

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Gray Television, Inc.
Triple Crown Media, Inc.
Bull Run Corporation
November 23, 2005
Page 2


Distribution Agreement, the Assignment and Assumption Agreement, the Contribution Agreement, the Tax Sharing Agreement, the Real Property Lease, and the Merger Agreement. In our examination of documents, we have assumed, with your consent, that all documents submitted to us as photocopies, facsimile copies, or electronic mail attachments faithfully reproduce the originals thereof, that such originals are authentic, that all such documents have been or will be duly executed to the extent required, and that all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms. In addition, we have obtained such additional information and representations as we have deemed relevant and necessary through consultation with various representatives of Gray, TCM, Merger Sub, and Bull Run, including written representation letters from officers of Gray and TCM verifying certain relevant facts that have been represented to us (the "SPIN-OFF REPRESENTATION LETTERS"). With your consent, we also have reviewed and relied upon the statements made and the conclusions reached in a letter to Gray from Banc of America Securities LLC, regarding the corporate business purposes for the Separation and the Distribution (the "BAS LETTER").

     We have assumed, with your consent, that (i) the Separation and the Distribution will be effected in accordance with the Separation and Distribution Agreement, (ii) the statements of fact concerning the Separation and the Distribution in the Registration Statement are true, correct and complete and will remain true, correct and complete at all times up to and including the time of the Distribution, (iii) the representations made by Gray and TCM in their respective Spin-Off Representation Letters are true, correct and complete and will remain true, correct and complete at all times up to and including the time of the Distribution, and (iv) any representations made in the Separation and Distribution Agreement or the Spin-Off Representation Letters "to the knowledge of," or based on the belief of Gray or TCM or similarly qualified are true, correct and complete and will remain true, correct and complete at all times up to and including the time of the Distribution, in each case without such qualification. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing. Finally, we have assumed, again with your consent, that during the four-year period beginning two years before the Distribution, no person or persons will acquire, directly or indirectly, stock representing a 50-percent or greater interest in Gray or TCM as part of a plan (or series of related transactions) that includes the Distribution within the meaning of Section 355(e) of the Code.

     Based upon and subject to the foregoing, we are of the opinion that the Separation and the Distribution will qualify as a divisive reorganization described in Sections 368(a)(1)(D) and 355 of the Code and that the shares of TCM common stock distributed to Gray's shareholders in the Distribution will be treated as "qualified property" within the meaning of Section 361(c)(2) of the Code. In addition, we hereby confirm our opinion described in the Proxy Statement / Prospectus / Information Statement under the heading "Material U.S. Federal Income Tax Consequences of the Spin-Off," subject to the limitations and qualifications stated therein.

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Gray Television, Inc.
Triple Crown Media, Inc.
Bull Run Corporation
November 23, 2005
Page 3


     The opinion expressed herein is based upon our analysis of the Code, the U.S. Treasury regulations promulgated thereunder, administrative positions of the Internal Revenue Service, and judicial decisions as of the date hereof and represents our best legal judgment as to the matters addressed herein. Our opinion, however, is not binding on the Internal Revenue Service or the courts. Accordingly, no complete assurance can be given that the opinion expressed herein, if contested, would be sustained by a court. Moreover, the authorities upon which our opinion is based are subject to change, possibly on a retroactive basis, and any such change could affect the opinion rendered herein.

     Our opinion is based solely on the documents we have examined, the additional information we have obtained, the assumptions we have made, and the representations that have been made to us. Our opinion cannot be relied upon if any of the facts contained in such documents or in any such additional information is, or later becomes, inaccurate or if any of such assumptions or representations is, or later becomes, inaccurate. We assume no obligation to advise you of changes in law or facts or circumstances that come to our attention after the date hereof that could affect our opinion. Finally, our opinion is limited to the United States federal income tax matters specifically covered thereby, and we have not been asked to address herein, nor have we addressed herein, any other federal, state, local, or foreign income, estate, gift, transfer, sales, use, or other tax consequences that may result from the Separation, the Distribution, the Merger, or any other transaction.

     The opinion expressed herein is furnished by us solely for the benefit of Gray, TCM and Bull Run in connection with the matters addressed herein. We hereby consent to the discussion of this opinion in the Proxy Statement / Prospectus / Information Statement, the filing of this opinion as an exhibit to the Registration Statement, and the references to our firm under the headings "Material U.S. Federal Income Tax Consequences of the Spin-Off" and "Legal Matters" in the Proxy Statement / Prospectus / Information Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder. Except as stated in this paragraph, this opinion letter may not be relied upon by any other person or entity for any purpose without our prior written consent.


                                                  Very truly yours,

                                                  /s/ King & Spalding LLP